Exhibit 99.3

EMPLOYMENT AGREEMENT

AGREEMENT dated as of the 1st day of October, 2010, by and between Sino Green Land Corporation, a Nevada corporation with its principal place of business located at 6/F No. 947, Qiao Xing Road, Shi Qiao Town, Pan Yu District, Guang Zhou, People’s Republic of China (the “Company”), and Yan Pan, an individual residing in                                                               , People’s Republic of China (the “Executive”).

W I T N E S S E T H:

WHEREAS, on May 1, 2010, the Company elected Executive to serve as its chief operating officer; and

WHEREAS, the Company and Executive are parties to an executive employment agreement (the “Prior Agreement”) dated May 1, 2010 and desire to amend and restate the terms of Executive’s employment with the Company;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1. Employment and Duties.

(a)   Subject to the terms and conditions hereinafter set forth, the Company hereby employs Executive as its chief operating officer during the Term, as hereinafter defined.  In this capacity, he will report to the Company’s chief executive officer.  His duties will include the duties normally associated with the chief operating officer of a publicly traded company which is a smaller reporting company.  Executive shall also perform such other duties, consistent with his position as chief operating officer, as shall be assigned to him by the chief executive officer or the Company’s board of directors.

(b)   This Agreement shall have a term (the “Term”), which commenced on October 1, 2010 and will end on September 30, 2011 and shall continue on a month to month basis thereafter unless terminated by either party on not less than 30 days’ notice prior to the expiration of the initial term or any extension, unless otherwise terminated earlier as provided in this Agreement.

2. Executive’s Performance.  Executive hereby accepts the employment contemplated by this Agreement. During the Term, Executive shall perform his duties diligently, in good faith and in a manner consistent with the best interests of the Company and shall devote his full business time and efforts to the business of the Company.

3. Compensation.

(a)           Salary.  For his services during the Term, the Company shall pay Executive a salary (“Salary”) at the annual rate of $84,000, payable in monthly installments of $7,000 at the end of each month.  The Salary will be paid in RMB based upon a current currency exchange rate, as determined by the Company.  Executive’s Salary shall be subject to annual review by the compensation committee of the Company’s board of directors.  Any change in the Executive’s base salary and the amount of any such change are within the sole discretion of the compensation committee.

(b)           Equity.  Pursuant to the Prior Agreement, the Company issued to Executive 1,000,000 shares (the “Shares”) of its common stock.  The Shares vest, cumulatively, as to 250,000 shares on each of June 21, 2010, September 21, 2010, December 21, 2010 and March 21, 2011.  In the event of Executive’s resignation or in the event of a termination by the Company of Executive’s employment other than (i) as a result of Executive’s death or Disability or (ii) a termination by the Company which is not a termination for Cause, as defined in Section 5(c) of this Agreement, Executive shall transfer to the Company, for no consideration, all unvested shares.  In the event of a termination of Executive’s employment as a result of his death or Disability or a termination by the Company which is not a termination for Cause, any unvested shares shall immediately become fully vested.  The certificate for the Shares shall bear the Company’s standard investment legend as well as a legend relating to the vesting of the Shares.  As Shares vest, the Company shall, upon Executive’s request, issue to Executive a certificate for the vested shares with only the standard investment legend.

(c)           Bonus. At the end of each year, the compensation committee shall evaluate Executive’s performance for the prior year, as well as the results of the Company’s operations for the year, and shall determine whether or not to grant the Executive a bonus.  The decision whether or not to grant the Executive a bonus, and the amount of any bonus, are within the sole discretion of compensation committee.

(c)   Vacation.  The Executive shall be entitled to an annual paid vacation in accordance with the Company’s policy applicable to senior executives who live and work in the People’s Republic of China (the “PRC”) from time to time in effect, such vacations to be taken at such time or times as mutually agreed upon by the Company and the Executive.

(d)   Insurance.  The Company shall provide Executive with such health insurance, if any, which the Company provides its senior executive officers who live and work in the PRC.  In addition, the Company will reimburse Executive for his uninsured medical expenses of up to $1,000 per month, which amount is cumulative and, to the extent not taken in any month, can be carried forward to a subsequent month during the Term, but shall not be carried forward subsequent to the end of the Term.

(e)   Payments Net of Withholding.  In the event that the Company is required by law to withhold taxes or other payments from Executive’s compensation, the payment to Executive shall be net of such withholdings.

(f)   Matters in Discretion of the Compensation Committee.  Executive understands that any matters relating to Executive’s compensation other than expressly provided in this Agreement shall be in the discretion of the compensation committee of the board of directors, and no commitment has been made to Executive with respect to any future compensation or other awards or benefits.

4. Reimbursement of Expenses.  The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement in accordance with the Company’s expense reimbursement policy.  Executive understands that the Company will pay coach fare for any overseas travel requested by the Company.

5. Termination of Employment.

(a)   Death or Resignation.  If the Executive dies or resigns during the Term, this Agreement shall automatically terminate on the date of the Executive’s death or resignation.  Subject to Section 3(b) of this Agreement, upon Executive’s death or resignation, the Company shall have no further obligations or liability to the Executive or his heirs, administrators, except for the obligation to pay the Executive (i) any earned but unpaid base Salary through the Executive’s date of death or resignation, (ii) for any unused accrued vacation, and (iii) any unreimbursed business expenses incurred by the Executive prior to his death or resignation.

(b)   Disability.  At any time during the Term, the Company may terminate this Agreement and the Executive’s employment with the Company because of the Executive’s Disability, by written notice to the Executive.  For purposes of this Agreement, a “Disability” shall occur, if at the end of any calendar month during the Term, the Executive, as a result of mental or physical illness or injury, is or has been unable to perform his duties under this Agreement, with or without reasonable accommodation, for a period of 90 consecutive days.  If this Agreement is terminated because of the Executive’s Disability, the Company shall, subject to Section 3(b) of this Agreement, have no further obligations or liability to the Executive or his heirs, administrators or Executors, except for the obligation to pay the Executive (i) any earned but unpaid Salary through the date of termination for “Disability,” at the rate then in effect, (ii) for any unused accrued vacation, and (iii)  any unreimbursed business expenses incurred by the Executive prior to his last date of employment with the Company.

(c)   Termination For “Cause.”  At any time during the Term, the Company may terminate this Agreement and the Executive’s employment with the Company for “Cause.” For purposes of this Agreement, “Cause” shall mean any of the following: (i) the neglect or failure or refusal of Executive to perform Executive’s duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), as determined by compensation committee in its sole discretion; (ii) the engaging by Executive in gross negligence or misconduct which is injurious to the Company or any of its affiliates, monetarily or otherwise; (iii) perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof; (iv) any willful or intentional act that could reasonably be expected to injure the reputation, business, or business relationships of the Company or any of its affiliates or Executive’s reputation or business relationships; (v) Executive’s material failure to comply with, and/or a material violation by Executive of, the internal policies of the Company or any of its affiliates and/or procedures or any laws or regulations applicable to Executive’s conduct as an employee of the Company; (vi) Executive’s conviction (including conviction on a nolo contendere plea) of a felony or any crime involving fraud, dishonesty or moral turpitude; (vii) the breach of a covenant set forth in Sections 6, 7 or 8 of this Agreement; or (viii) any other material breach by Executive of this Agreement; provided, however, that, if susceptible of cure, a termination by the Company under Sections 5(c)(i), 5(c)(v) or 5(c)(viii) herein shall be effective only if, within 14 days following delivery of a written notice by the Company to Executive that the Company is terminating his employment for Cause, Executive has failed to cure the circumstances giving rise to Cause.  If this Agreement and the Executive’s employment is terminated for Cause, following the Executive’s last date of employment with the Company, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or Executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (i) any earned but unpaid base salary through the Executive’s last date of employment, at the rate then in effect, (ii) for any unused accrued and unforfeited vacation, and (iii) subject to Section 4 herein, for any unreimbursed business expenses incurred by the Executive prior to the last date of employment with the Company.

(d)   Termination Without Cause.  The Company may terminate Executive’s employment hereunder at any time for any reason or no reason by giving Executive thirty (30) days prior written notice of the termination, provided that in the event that the Company terminates Executive’s employment without Cause, the Executive shall not be subject to the covenants listed in Section 7 herein.  Following any such notice, the Company may reduce or remove any and all of Executive’s duties, positions and titles with the Company.  If this Agreement and the Executive’s employment with the Company is terminated without Cause, following the Executive’s last date of employment with the Company, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (i) any earned but unpaid base salary through the Executive’s last date of employment, at the rate then in effect, (ii) for any unused accrued and unforfeited vacation, and (iii) subject to Section 4 herein, for any unreimbursed business expenses incurred by the Executive prior to his last date of employment with the Company.  The Company shall deduct, from all payments made hereunder, all applicable taxes and other appropriate deductions.

6. Trade Secrets and Proprietary Information.

(a)   Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future confidential information.  “Confidential information” shall mean all information of a proprietary or confidential nature relating to Covered Persons, including, but not limited to, such Covered Person’s trade secrets or proprietary information, confidential know-how, and marketing, services, products, business, research and development activities, inventions and discoveries, whether or not patentable, and information concerning such Covered Person’s services, business, customer or client lists, proposed services, marketing strategy, pricing policies and the requirements of its clients and relationships with its lenders, suppliers, licensors, licensees and others with which a Covered Person has a business relationship, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its businesses, any business in which it proposes to engage.  Executive agrees that he will not at any time use or disclose to any person any confidential information relating to Company; provided, however, that nothing in this Section 6(a) shall be construed to prohibit Executive from using or disclosing such information if he can demonstrate that such information (i) became public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure or (ii) was disclosure that was authorized by the Company.  The term “Covered Person” shall include the Company, any subsidiaries and affiliates and any other person who provides information to the Company pursuant to a secrecy or non-disclosure agreement.

(b)   In the event that any confidential information is required to be produced by Executive pursuant to legal process (including judicial process or governmental administrative subpoena), Executive shall give the Company notice of such legal process within a reasonable time, but not later than ten business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Company.  The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Company’s objections.  If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is required by the court order, and Executive will exercise reasonable efforts at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded the confidential information.

(c)   Executive shall, upon expiration or termination of the Term, or earlier at the request of the Company, turn over to the Company or destroy all documents, papers, computer disks or other material in Executive’s possession or under Executive’s control which may contain or be derived from confidential information.  To the extent that any confidential information is on Executive’s hard drive or other storage media, he shall, upon the request of the Company, cause either such information to be erased from his computer disks and all other storage media or otherwise take reasonable steps to maintain the confidential nature of the material.

(d)   Executive realizes that any trading in Company’s common stock or other securities or aiding or assisting others in trading in Company’s common stock or other securities, including disclosing any non-public information concerning Company or its affiliates to a person who uses such information in trading in the Company’s common stock or other securities, may constitute a violation of federal and state securities laws.  Executive will not engage in any transactions involving the Company’s common stock or other securities while in the possession of material non-public information in a manner that would constitute a violation of federal and state securities laws and shall not disclose any material non-public information except pursuant to a confidentiality agreement approved by the Company’s chief executive officer.

(e)   For the purposes of Sections 6, 7 and 8 of this Agreement, the term “Company” shall include the Company, and any subsidiaries and affiliates which are, directly or indirectly, controlled by the Company.

7. Covenant Not To Solicit or Compete.

(a)   During the period from the date of this Agreement until one year following the date on which Executive’s employment is terminated, Executive will not, directly or indirectly:

(i) persuade or attempt to persuade any person which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms “customer” and “client” as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive’s employment or consulting relationship hereunder or during the twelve (12) months preceding the termination of his employment or consulting relationship, as the case may be);

(ii) solicit for himself or any other person other than the Company the business of any person which is a customer or client of the Company, or was a customer or client of the Company within one (1) year prior to the termination of his employment or consulting relationship;

(iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the termination of this Agreement, to leave the Company’s employ, or to become employed by any person in any business, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement; provided, however, that nothing in this Section 7 shall be construed to prohibit the Executive from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

(b)   Executive will not, during or after the Term, make any disparaging statements concerning the Company, its business, officers, directors and employees that could injure, impair, damage or otherwise affect the relationship between the Company, on the one hand, and any of the Company’s employees, suppliers, customers, clients or any other person with which the Company has or may conduct business or otherwise have a business relationship of any kind and description; provided, however, that this sentence shall not be construed to prohibit Executive from giving factual information required to be given pursuant to legal process.  The Company will not make any disparaging statements concerning Executive.  This Section 7(b) shall not be construed to prohibit the either party from giving factual information concerning the other party in response to inquiries that such party believes are bona fide.

(c)   The Executive acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in Sections 6 and 7 of this Agreement are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

(d)   Nothing in this Section 7 shall be construed to prohibit Executive from owning a passive, non-management interest of less than 5% in any public company that is engaged in activities prohibited by this Section 7.

8. Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 6 or 7 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Section 8 shall not affect or limit, and the injunctive relief provided in this Section 7 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. The provisions of Sections 6, 7, and 8 of this Agreement shall survive any termination of this Agreement and Executive’s employment relationship pursuant to this Agreement.

9. Dispute Resolution.  The Executive and the Company agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive’s employment with Company shall be resolved exclusively through final and binding arbitration under the auspices of the Hong Kong Chamber of Commerce (“HKCC”) in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the HKCC.  The arbitration shall be held in Hong Kong.  There shall be three arbitrators: one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator.  Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings.  Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties.  The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them.  The arbitrators may grant any relief authorized by law for any properly established claim.  The Executive acknowledges that the purpose and effect of this Section 9 is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company.  Therefore, the Executive hereby waives his right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that his exclusive procedure to redress any employment-related claims will be arbitration.

10. Indemnification. The Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company’s articles of incorporation, by-laws and applicable law.

11. Representations by the Parties.

(a)   Executive represents, warrants, covenants and agrees that he is a resident of the PRC and has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

(b)   Executive represents and agrees that:

(i)  Executive has acquired the Shares for his own account and not with a view to or for sale of distribution thereof;

(ii) Executive understands that the securities are restricted securities and he understands the meaning of the term “restricted securities.”

(iii) Executive was not solicited by publication of any advertisement in connection with the receipt of the Shares and that he has consulted tax counsel as needed regarding the Shares.

(iv) Executive did not acquire the Shares as a result of, and will not engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act of 1933, as amended) in the United States in respect of the Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of the Shares pursuant any applicable securities laws or under an exemption from the registration requirements of said Securities Act.

(c)   Executive further represents that, during the past five years:

(i) No petition has been filed under the federal bankruptcy laws or any state insolvency law by or against, or a receiver, fiscal agent or similar officer has been appointed by a court for your business or property, or any partnership in which Executive was a general partner at or within two years before the time of such filing, or any corporation or business association of which Executive was an executive officer at or within two years before the time of such filing;

(ii) Executive has not been convicted in a criminal proceeding and is not the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) Executive has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) Engaging in any type of business practice; or

(C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(iv) Executive has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting, for more than 60 days, his right to engage in any activity described in Section 11(b)(iii)(A) of this Agreement, or to be associated with persons engaged in any such activity.

(v) Executive has not been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(vi) Executive has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(d)   The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder.

12. Miscellaneous.

(a)   Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 12(a), to the parties at their respective addresses set forth at the beginning of this Agreement, with notice to the Company being sent to the attention of the individual who executed this Agreement on its behalf. Any party may, by like notice, change the person, address or telecopier number to which notice is to be sent.

(b)   This Agreement shall be governed by the laws of the PRC applicable to agreements executed and to be performed wholly within the PRC, without regard to principles of conflicts of laws.

(c)   If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in Section 7 of this Agreement, so that it complies with applicable law.

(d)   This Agreement constitutes the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including the Prior Agreement and any other previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(e)   No party shall have the right to assign or transfer any of its or his rights hereunder except that the Company’s rights and obligations may be assigned in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

(f)   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

(g)   The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

(h)   This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original document, but both of which counterparts will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SINO GREEN LAND CORPORATION

By:	/s/ Xiong Luo
Xiong Luo.
Chief Executive Officer and President

EXECUTIVE:

By:	/s/ Yan Pan
Yan Pan